Exhibit 5.15

[Letterhead of Klehr, Harrison, Harvey, Branzburg & Ellers LLP]

October 21, 2005

REM Pennsylvania Community Services, Inc.

c/o National Mentor, Inc.

313 Congress Street, 5th Floor

Boston, MA 02210

Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to REM Pennsylvania Community Services, Inc. a Pennsylvania corporation (“Guarantor”), in connection with the Guarantor’s proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $150,000,000 in aggregate principal amount of 9-5/8% Senior Subordinated Notes due 2012, Series B (the “Exchange Notes”).  The Exchange Notes are to be issued by National MENTOR, Inc., a Delaware corporation (the “Issuer”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about October 21, 2005, under the Securities Act of 1933, as amended (the “Securities Act”).  The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantor (the “Guarantee”), along with other guarantors.  The Exchange Notes and the guarantees (including the Guarantee) are to be issued pursuant to the Indenture, dated as of November 4, 2004 (as may be amended or supplemented from time to time, the “Indenture”), among the Issuer, the guarantors set forth therein (including the Guarantor) and U.S. Bank National Association, as Trustee.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the documents listed on Schedule A hereto.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Guarantor and such certificates of public officials, certificates of officers or other representatives of the Guarantor,

REM Pennsylvania Community Services, Inc.

October 21, 2005

and such other documents, certificates and records as we have deemed reasonably necessary or appropriate as a basis for the opinions set forth herein.  In so acting, we have examined the Indenture and the Guarantee and originals or photostatic or certified copies of such agreements, records, communications, instruments, certificates of public officials, certificates of officers of the Guarantor, public records and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the accuracy and completeness of all documents submitted to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of documents executed by parties other than the Guarantor, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Guarantor as set forth in the Officer’s Certificate attached hereto.

Whenever a statement herein is qualified by “to our knowledge” or words of similar import, it is intended to indicate that, during the course of our representation of the Guarantor, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys of this firm who have devoted substantive attention to transactions described in the introductory paragraph of this opinion letter.  We emphasize that, as stated above, we have not, as to factual matters, undertaken any independent investigation or reviewed any materials other than the documents, certificates and other materials described above, nor have we made any independent investigation, examination or review with respect to factual matters, including, without limitation, review of governmental proceedings or court dockets, to support those assurances. As used herein, “actual knowledge” means conscious awareness of the existence or absence of such facts.

Our opinions, as set forth below, are limited to the laws of the Commonwealth of Pennsylvania, in each case as in effect on the date hereof and in all respects is subject to, and may be limited by, future legislation and case law.

Based upon the foregoing and subject to the qualifications herein, we are of the opinion that:

1.             The Guarantor is duly incorporated, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania.

2.             The Indenture has been duly authorized, executed and delivered by the Guarantor.

3.             The execution and delivery of the Indenture by the Guarantor and the performance by the Guarantor of its obligations thereunder (including with respect to the Guarantee) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or

REM Pennsylvania Community Services, Inc.

October 21, 2005

violation of any of, (i) the articles of incorporation, bylaws or other organizational documents of the Guarantor or (ii) any statute or governmental rule or regulation of the Commonwealth of Pennsylvania or any political subdivision thereof that in our experience normally is applicable to transactions of the type contemplated by the Guarantee.

4.             To our knowledge, no consent, waiver, approval, authorization or order of any Commonwealth of Pennsylvania court or governmental authority of the Commonwealth of Pennsylvania or any political subdivision thereof is required for the issuance by the Guarantor of the Guarantee pursuant to the terms of the Indenture, except such as may be required under the Securities Act or the Securities Exchange Act of 1934, as amended.

The foregoing opinions are subject to the following additional limitations and qualifications:

(i)            With respect to the opinion set forth in paragraph 1 that Guarantor is validly existing and duly subsisting under the laws of the Commonwealth of Pennsylvania, we have with your permission relied solely upon our examination of an affidavit of Esquire Assist, Ltd. dated October 11, 2005.

(ii)           With respect to the opinion set forth in paragraph 2 that each of the Transaction Documents has been duly authorized by the Guarantors, we have with your permission relied solely upon the Articles of Incorporation and Bylaws of Guarantor and a Joint Written Consent in lieu of a Special Meeting of the Board of Directors dated October 26, 2004, attached as Exhibit ”C” to an Assistant Secretary’s Certificate dated November 4, 2004 executed and delivered by the officers of the Guarantor.

(iii)          With respect to the opinion set forth in paragraph 4, we have with your permission relied upon an Officer’s Certificate dated October 18, 2005 executed and delivered by the officers of the Guarantor.

(iv)          We express no opinion as to the effect of any federal, state or local law relating to taxation, zoning, land use, the environment, antitrust, banking, securities (other than to the extent specifically stated herein), healthcare, welfare or medical reimbursements, telecommunications, patents, trademarks, or other intellectual property rights or the Employee Retirement Income Security Act of 1974, as amended.

(v)           We express no opinion as to the enforceability of the Guarantee.

This opinion is given as of the date hereof and is limited to the facts, circumstances and matters set forth herein and to laws currently in effect.  No opinion may be inferred or is implied beyond matters expressly set forth herein, and we do not undertake and assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur.  We have conducted no investigation into any other matter not the subject of the written opinions set forth above.

REM Pennsylvania Community Services, Inc.

October 21, 2005

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof.

We hereby consent to the filing of this opinion with the commission as Exhibit 5.15 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Klehr, Harrison, Harvey, Branzburg & Ellers LLP
Klehr, Harrison, Harvey, Branzburg & Ellers LLP

Schedule A

1.             Articles of Incorporation of REM Pennsylvania Community Services, Inc. as filed with the Department of State of the Commonwealth of Pennsylvania on June 4, 1998.

2.             Statement of Change of Registered Office with the Department of State of the Commonwealth of Pennsylvania on August 22, 2000.

3.             By-Laws of REM Pennsylvania Community Services, Inc., attached as Exhibit ”B” to an Assistant Secretary’s Certificate dated November 4, 2004

4.             Joint Written Consent in Lieu of a Special Meeting of the Board of Directors dated October 26, 2004.

5.             The Registration Statement.

6.             The Indenture.